POWER OF ATTORNEY

      Know all by these presents that the undersigned hereby constitutes and appoints each of Christopher Cox and Stephen Rodin, signing singly, as the undersigned's true and lawful attorney-in-fact:

      1)    to   execute   for   and  on  behalf  of  the  undersigned,  in  the
            undersigned's capacity as an officer and/or director of The Medicines Company (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file with the United States Securities and Exchange Commission in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, including, but not limited to, Form 144 and Form ID (collectively, "SEC Filings");

      2) to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such SEC Filings and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      3) to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

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      This  Power  of  Attorney  shall remain in full force and effect until the undersigned is no longer required to file reports and other forms under Section 16 of the Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933 with respect to the undersigned's holdings of and transactions in securities of the Company, unless (i) earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (ii) with
respect   to   each   individual  attorney-in-fact,  upon  their  retirement  or termination of employment with the Company.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of February 2018.

                                      By:   /s/ Sarah J. Schlesinger
                                            --------------------------------
                                            Name: Sarah J. Schlesinger